UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2013

US-DADI Fertilizer Industry International, Inc.

(Exact name of registrant as specified in its charter)

California	001-35821	45-2725352
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

699 Serramonte Blvd., Ste. 212, Daly City, CA 94015

(Address of Principal Executive Offices) (Zip Code)

(650) 530-0699

(registrant's telephone number, including area code)

Not Applicable

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.06 -Change in Shell Company Status.

In accordance with its business plan, the following activities and transactions having occurred which had Company have determined have rendered the Company no longer as a “shell company” as of November 3, 2013.

According to the October 8, 2012, report in Harbin Tonghe County television, after Dadi Fertilizer Technology International (USA) Ltd. and Harbin HaiXin Biological Fertilizer Co., Ltd. reached an agreement, through the use of organic fertilizer from the cooperation projects of US Dadi Company, it had achieved great success in helping Tonghe County water rice cooperatives  to plant “Daohuaxiang #7.”  The success caused a big stir in Tonghe County.  According to the introduction of Chairman Liu Haitao of Dadi Fertilizer Technology International (USA) Ltd., the successful work of “seed transplant” owed thanks to the superb quality and performance of the company’s fertilizer products, therefore each co-op is required to use 800 tons of “Hai Lu Xin” organic fertilizer next year, the result is the cumulative increase sales will reach 10 million yuans or more.

November 20, 2012, Harbin City TV news channels reported: Dadi Fertilizer Technology International (USA) Limited's "HaiXin water rice farmer cooperatives" collected a harvest on the organic water rice, the total output of 2,000 hectares was up to 16,700 tons, yielding 9% more than other plots, thanks to an antagonistic bio-organic fertilizer developed by the latest technology of Chinese Academy of Science, and produced by US Dadi Company.  The great harvest provided the most powerful protection to the supply of raw materials of "Ma Lang He" brand of organic rice.  The great harvest also will greatly stimulate next year’s fertilizer sales and the rapid expansion of water rice production base.

According to Harbin TV News Channels reports of two advanced cases on December 8, 2012 and December 9, 2012: Teng Yanhua, a farmer from Harbin Tonghe County Fulin Township Chalin Village, and Ba Zhanlong, another farmer from Tonghe County Xiangshun Town Xinglong Village, their 120 acres of paddy fields were applied “Hai Lu Xin” brand bio-organic fertilizer produced by US Dadi Fertilizer Company for three consecutive years, and their production had increased for three consecutive years. Two farmers have applied the fertilizer since 2010, the annual increase is more than 10%, and have significantly improved the quality of rice.  It is more gratifying that the land with application of bio- fertilizer, the organic matter in the soil is increased by 0.4%, and the expansion of populations of beneficial microbes in the soil is increased, the agricultural production of the ecological cycle begins to take shape. To this end, the county propaganda department instructed Tonghe County television stations to broadcast the news in "Tonghe News" and "Country Voice Playback".

According to the reports of Heilongjiang satellite television and Heilongjiang provincial government website, on January 17 & 18, 2013, Heilongjiang Governor Wang Xiankui , Deputy Governor Lv Weifeng , Harbin Mayor Song XiBin and other leaders visited Tonghe County, and conducted research on agricultural farming structure along the Songhua River, production development planning and construction of industrial projects.  In the modern agriculture demonstration area of Tonghe County Nong River Sun Valley, Governor Wang Xiankui and other leaders listened  to Haixin water rice planting cooperatives affiliated of US Dadi Fertilizer Company, on the experience of extracting Songhua River water to increase rice production, Wang Xiankui governor was very pleased of the report, and suggested to make the full use of resources along Sonhua River, to convert the resource advantages into economic advantages, optimizing planting structure, carrying water to expand rice production, forming large farmers' cooperative association , to expand the cultivation of new agricultural subject "cold field black soil, green and organic agricultural products,” and to establish a plan in 2013 to bear the tasks to expand the five millions and four hundred thousand acres of water rice fields.

On April 3, 2013, Chinese government network and CCTV "News Network" reported: In order to implement the 2013 central document #1, the State Council determined that Heilongjiang Province would be the first to conduct the modern agriculture advance reform pilot program.  The launch of this important policy will provide a golden opportunity of development for US Dadi Company, which is based in Heilongjiang to engage bio-organic fertilizer production and organic rice production.  Therefore the company will accomplish a great deal.

In February 2013, Chairman Liu Haitao of US Dadi Fertilizer Company and Mr. Li Jingtao, Manager of Bayer Company of Germany signed a contract to act as a regional sales agent in Tonghe area for some of Bayer agricultural products.  Bayer is the world's leading large enterprises, a world leader in agricultural product quality.  The cooperation can provide worldwide superior agricultural products to local farmers, and services to the development of local farmers.

The cooperation project team of Dadi Fertilizer Technology International (USA) Limited successfully developed a wonder drug to effectively eradicate river barnyardgrass, and it solved the long-lasting unsolved problem in the rice fields. According to the introduction of Chairman Liu Haitao, the company, after three consecutive years of field application and technical improvement, is actively planning trademark registrations and product patents applications. The products not only ensure the organic rice farm production and stable income of "Haixin water rice farmer cooperatives,” which is the affiliated agency of US Dadi Company, it also increases the quality of “Ma Lang He” brand organic rice, a product of Dadi Company, at the same time it brings the benefits to the majority of rice farmers.  Therefore, it is a good product which is beneficial to the company as well as to the others.

Liu Haitao, Chairman of US Dadi Fertilizer Company, and Liu Zhaorong, Chairman of Harbin Hai Xin Biological Fertilizer Co., Ltd. arrived in Hong Kong on August 6, 2013. Under the arrangement of Liu Cheng Qingxin, President of American Sino-US New Rural Development Advocacy Association, both chairmen engaged in a wide range of communication and negotiation with Hong Kong World SMEs Trade Association on the issues such as how to improve production standards ( European standards ) of organic fertilizer produced by US Dadi Fertilizer Company,  fertilizer product sales, development and sales of green organic rice , Heilongjiang green non-genetically modified soybeans, crush-type technology to produce soybean oil (without adding any chemical substances ), and to enter the international markets. Hong Kong businessmen had made three suggestions toward US Dadi Fertilizer Company: First, hoping the produced fertilizer able to pass " European certification standards;” second, hoping to reduce the excessive heavy metals in fertilizers for the production of traditional Chinese medicine "Schisandra;” third, hoping to produce a lower nuclear leak contaminated soil fertilizer. After consulting with Mr. He Suicheng, who is from Shenyang Research Institute of Applie Ecology of Chinese Academy of Science, Liu Zhaorong of Harbin HaiXin Company gave satisfactory answers to Hong Kong businessmen: I. making fertilizer products as early as possible to meet EU standards in order to facilitate access for the products to international markets; II. with the Chinese Academy of Science's advanced technology, developing a product which can purifying, degrading, and reducing absorption of heavy metals by plants and nuclear elements of pollution. The talks achieved satisfactory results.

August 7, 2013, Hong Kong World SMEs and Trade Union news: To work together to promote and carry out in Hong Kong to establish Heilongjiang high-quality agricultural organic fertilizer sales base, and to promote organic fertilizer products produced by US Dadi Fertilizer Company in order to enter the international market, by mutual agreement , both parties in Hong Kong signed a cooperation framework agreement.  Following the spirit of honesty, long-term stability, gradual development, and the principle of mutual benefit, before the project was officially launched and implemented, both parties signed a specific trade cooperation contract.

 On August 10, 2013 , Chairman Liu Zhaorong of Harbin HaiXin Biological Fertilizer Co. Ltd., and Chairman  Liu Haitao of US Dadi Fertilizer Company, on their way back from Hong Kong, had made a special trip to Chinese Academy of Science Shenyang Institute of Applied Ecology, discussed research issues with the researcher He Suicheng, deputy director of the new fertilizer center, on the development of manufacturing organic fertilizer which can be decomposed, purifying heavy metals and some core elements of contaminated soil bio-organic fertilizer. Director He Suicheng pointed out that he can assist Harbin Haixin Biological Fertilizer Co. Ltd. to develop and produce the kind of organic fertilizer with special features, and hope that through the Hong Kong World SMEs Trade Association, this special function of bio-organic fertilizer can be recommended to Japan Fukushima nuclear leakage area in order to apply experiments.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

a. None

b. Exhibits

Exhibit Number

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2013

US-DADI Fertilizer Industry International, Inc.

/s/ Haitao Liu

Haitao Liu

Chief Executive Officer